STOCK OPTION AGREEMENT

            AGREEMENT made as of December 18, 1995 by and between CADUS PHARMACEUTICAL CORPORATION (the "Corporation"), a Delaware corporation having offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591-8705, and JAMES R. BROACH ("Broach"), residing at 6 Andrews Lane, Princeton, New Jersey 08540.

                             W I T N E S S E T H:

            WHEREAS, in order to induce Broach to continue providing scientific advisory services to the Corporation, the Corporation is willing to grant to Broach the right and option, subject to certain conditions, to purchase shares of the common stock, $.001 par value, of the Corporation (the "Common Stock");

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

            1.    GRANT OF STOCK OPTION.

                  As an additional inducement to Broach to continue providing scientific advisory services to the Corporation, the Corporation hereby grants to Broach the right and option (the "Option") to purchase from the Corporation Four Hundred Twenty-Five Thousand (425,000) shares of Common Stock (the "Shares"), subject to adjustment as provided in Paragraph 7 hereof, on the terms and subject to the conditions hereinafter set forth.

            2.    PURCHASE PRICE.


                  Subject to adjustment as provided in Paragraph 7 hereof, the purchase price (the "Option Purchase Price") to be paid upon exercise of the Option shall be $0.857 per share.


            3.    EXERCISABILITY OF OPTION.

                  (a) The Option shall be exercisable by Broach during a period of five years commencing from the "Vesting Date" (as hereinafter defined) and terminating at the close of business on the fifth anniversary of the Vesting Date.

                  (b) "Vesting Date" shall mean the earliest date on which any of the following events shall occur:
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                        (i) the closing of an underwritten public offering on a
firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock for the account of the Corporation;

                        (ii) the merger or consolidation of the Corporation with or into another corporation or other entity or person, or any other transaction or series of related transactions by the Corporation, in which in excess of fifty percent (50%) of the voting power held by the holders of the Corporation's issued and outstanding capital stock is transferred; or

                        (iii) the sale of all or substantially all of the Corporation's properties and assets to any other person.

                  (c) The unexercised portion of the Option will automatically and without notice terminate and become null and void at the close of business on the fifth anniversary of the Vesting Date. If, however, Broach voluntarily ceases providing scientific advisory services to the Corporation at any time prior to the fifth anniversary of the Vesting Date, the unexercised portion of the Option will terminate at the close of business on the date on which Broach voluntarily ceases providing scientific advisory services to the Corporation.

            4.    EXERCISE OF OPTION.

                  (a) The Option may be exercised by Broach as to all or a portion of the Shares (but not as to a fractional share of Common Stock) at any time within the applicable period specified in Paragraph 3 hereof by the giving of written notice of the exercise thereof to the Corporation in the manner provided in Paragraph 15 hereof and substantially in the form annexed hereto as Exhibit A, which notice shall be accompanied by payment in full of the purchase price therefor by certified or bank cashier's or other acceptable check. Such exercise shall be effective upon receipt by the Corporation of such written notice and payment; and Broach, to the extent permitted by law, shall be deemed the owner of the Shares being purchased as of the close of business on the date of such exercise and payment. The Corporation shall cause a certificate or certificates representing the Shares purchased to be delivered to Broach within ten (10) days after the effective date of such exercise. Broach agrees that such certificate or certificates shall bear such legend or legends as the Board of Directors of the Corporation, in its sole discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act.

                  (b) In lieu of the check provided for in subparagraph 4(a) above, Broach may, at his sole option and to the

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extent permitted by applicable law, pay for the purchase price of the Shares being purchased by the exercise of the Option, by delivering to the Corporation shares of Common Stock (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by Broach having a Fair Market Value (as hereinafter defined in subparagraph 4(c) hereof) equal to such purchase price. Broach may elect to make such delivery to the Corporation of shares of Common Stock from Shares he is purchasing pursuant to his exercise of the Option by including such election in his notice of exercise.

                  (c) The Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                        (i) If the Corporation's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

                        (ii) If the Corporation's Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

                        (iii) Except as provided in subparagraph 4(c)(iv) and 4(c)(v) below, if the Corporation's Common Stock is not publicly traded, then as determined in good faith by the Corporation's Board of Directors upon a review of relevant factors.

                        (iv) If the Determination Date is the date on which the Corporation's Common Stock is first sold to the public by the Corporation in a firm commitment public offering under the Securities Act, then the initial public offering price (before deducting commissions, discounts or expenses) at which the Common Stock is sold in such offering.

                        (v) If the Determination Date is the date of a liquidation, dissolution or winding up of the Corporation, then all amounts to be payable per share to holders of the Common Stock in the event of such liquidation, dissolution or winding up.

            5.    PURCHASE FOR INVESTMENT.

                  Broach agrees that at the request of the Corporation and upon exercise of the Option, he shall execute and deliver to the Corporation a written statement, in form satisfactory to the Corporation, representing and warranting that he is purchasing the Shares for his own account, for investment only and not with a view

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

to the resale or distribution thereof and that any subsequent offer for sale or sale of any of such Shares shall be made either pursuant to (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption Broach shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption.

            6.    NON-TRANSFERABILITY OF OPTION.

                  The Option shall not be transferable by Broach other than by will or the laws of descent and distribution.

            7.    ADJUSTMENT OF SHARES.

                  If any change is made in the Shares deliverable upon exercise of the Option (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, spin-off, split-off, subdivision or combination of shares, exchange of shares, issuance of rights to subscribe, change in capital structure or similar event), such adjustments or substitutions shall be made by the Board of Directors of the Corporation in or for the Shares (including adjustments in the number of Shares and in the per share price of Shares subject to the Option) as the Board of Directors of the Corporation reasonably shall determine to be appropriate and equitable to prevent dilution or enlargement of Broach's rights hereunder.

            8.    COVENANTS OF THE CORPORATION.

                  The Corporation hereby covenants and agrees that:

                  (a) During the period within which the Option may be exercised, the Corporation shall at all times reserve and keep available by all necessary corporate action out of its shares of Common Stock for the purpose of issuance or transfer upon exercise of the Option the number of shares of Common Stock included in the Shares and such additional securities as may from time to time be deliverable hereunder. Such shares may be authorized but unissued shares, or may be shares held in the treasury of the Corporation or a combination thereof, at the option of the Corporation.

                  (b) All shares which may be issued upon exercise of the Option or delivered pursuant to this Agreement will, upon issuance and payment therefor as provided herein, be validly issued, fully paid, nonassessable and free from all liens and charges with respect to the issue thereof.


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            9.    REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

                  The Corporation represents and warrants to Broach as follows:

                        (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                        (b) The Corporation has all requisite legal and corporate power to execute this Agreement. The execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action on the part of the Corporation.

                        (c) This Agreement has been duly executed by the Corporation and, assuming due and valid execution and delivery of the same by Broach, constitutes the valid and legally binding obligation of the Corporation enforceable in accordance with its terms.

            10.   NO FRACTIONAL SHARES.

                  Upon the exercise of the Option, the Corporation shall not be required to issue any fractional shares or scrip certificates evidencing any fractional interest in shares. In any case where, pursuant to the terms of the Option, Broach would be entitled, except for the provisions of this Paragraph 10, to receive a fractional share, the number of shares issuable upon such exercise shall be rounded to the next larger whole share if such fractional share interest is a major fraction; if such fractional share interest is not a major fraction, it shall be disregarded.

            11.   "LOCK-UP" AGREEMENT.

                  Broach, if so requested by the Corporation and an underwriter of Common Stock or other securities of the Corporation, shall not sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, whether in privately-negotiated or open-market transactions, any Common Stock or other securities of the Corporation held by him or which he has the right to acquire during the 180-day period following the effective date of a registration statement of the Corporation filed with the Securities and Exchange Commission in connection with such offering or such shorter period as such underwriter shall have advised the Corporation in writing is adequate to permit the successful and orderly distribution of such Common Stock or other securities; provided, however, that such "lock-up" agreement shall be in writing and in form and substance satisfactory to the Corporation and such underwriter. The Corporation may impose stop-

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transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said 180-day period. In connection with the preparation and filing of any such registration statement, the Corporation shall use its reasonable best efforts (i) to enforce the obligations of its stockholders (and any person who shall have the right to acquire capital stock of the Corporation) who have agreed with the Corporation to enter into "lock-up" or "market stand-off" agreements and (ii) to obtain a "lock-up" or "market stand-off" agreement from all of its other stockholders and all other such persons. This Paragraph 11 shall survive the termination or exercise of the Option.

            12.   SCIENTIFIC ADVISORY SERVICES.


                  (a) In consideration of the grant of the Option, Broach hereby agrees to provide to the Corporation scientific advisory services, from the date hereof until the earliest of (i) his death, (ii) his "disability" (as hereinafter defined in subparagraph 12(b) hereof), (iii) the fifth anniversary of the Vesting Date or (iv) the third anniversary of the full exercise of the Option, to the same extent and on the same basis as he is currently providing such services to the Corporation. Notwithstanding the foregoing, Broach shall not be obligated to provide scientific advisory services to the Corporation if
(i) ImClone Systems Incorporated or an affiliate thereof becomes the holder of more than fifty percent (50%) of the voting power of the Corporation's issued and outstanding capital stock or (ii) Dr. Sam Waksal becomes the President or Chief Executive Officer of the Corporation.


                  (b) For the purposes hereof, the "disability" of Broach shall mean such physical or mental disability as shall prevent Broach from performing his scientific advisory services in the manner previously performed for a period of 120 consecutive days or an aggregate of 180 days in any 365 day period.

            13.   ENTIRE AGREEMENT AMENDMENTS.

                  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party except as expressly set forth herein. This Agreement supersedes and cancels all prior agreements between the parties, whether written or oral, with respect to the subject matter hereof. No alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to a written instrument signed by all of the parties hereto.

            14.   APPLICABLE LAW.

                  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

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            15.   NOTICES.

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, first class, postage prepaid, certified mail, return receipt requested, to the other party at its address as set forth at the beginning of this Agreement or as either of the parties may designate in conformity with the foregoing.

            16.   PARAGRAPH HEADINGS.

                  The paragraph headings set forth in this Agreement are for reference purposes only and shall not be considered as part of this Agreement in any respect nor shall they in any way affect the substance of any provisions contained in this Agreement.

            17.   SUCCESSORS AND ASSIGNS.

                  This Agreement shall not be assignable by Broach, but the rights hereunder may be transferred as described in Paragraph 6 hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by Broach, the Corporation, the heirs and personal representatives of Broach and the successors and assigns of the Corporation.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                             CADUS PHARMACEUTICAL CORPORATION


                              By:/s/ JEREMY M. LEVIN
                                 -----------------------
                                 Jeremy M. Levin, President


                                 /s/ JAMES R. BROACH
                                 -----------------------
                                 JAMES R. BROACH

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                                                                       EXHIBIT A

                               [Date of Exercise]


Cadus Pharmaceutical Corporation
777 Old Saw Mill River Road
Tarrytown, NY  10591-6705

Attention: Corporate Secretary


                         Re: STOCK OPTION

Dear Sir:

      I am the holder of a Stock Option granted to me by Cadus Pharmaceutical Corporation (the "Corporation"), pursuant to a Stock Option Agreement dated as of December __, 1995, to purchase 425,000 shares of Common Stock of the Corporation ("Shares"). I hereby exercise such option with respect to _________ Shares, the total purchase price for which is $________, and [I enclose a certified or bank cashier's or other acceptable check payable to the order of the Corporation in the amount of $________, representing the total purchase price for the Shares] [I hereby elect to pay the purchase price by delivering to the Corporation _____ shares of Common Stock of the Corporation having a fair market value equal to $________ from the Shares I am purchasing pursuant to the exercise of such option]. The certificate or certificates representing the Shares should be registered in my name and should be forwarded to me at
______________________________.

      Please acknowledge receipt of the exercise of my stock option on the attached copy of this letter.

                                              Very truly yours,



                                              JAMES R. BROACH


RECEIPT ACKNOWLEDGED:

CADUS PHARMACEUTICAL CORPORATION

By:_____________________________